EXHIBIT 77(o)

                             RULE 10f-3 REPORT FORM

                         Record of Securities Purchased
                     Under the Fund's Rule 10f-3 Procedures


FUND NAME (the "Portfolio'):  RiverSource Small Cap Growth Fund

SUBADVISER FIRM (the "Subadviser"):  UBS

FOR THE QUARTER ENDED  Q2 2008

1.       Name of Issuer  Colfax Corp

2.       Date of Purchase  May 7, 2008

3.       Underwriter from whom purchased  Merrill Lynch

4. "Affiliated Underwriter" managing or participating in underwriting syndicate UBS Investment Bank

6.       Is a list of the underwriting syndicate's members attached?

         Yes [X]            No [ ]

7. Aggregate principal amount of purchase by all investment companies advised by the Subadviser $1,800,000.00

8.       Aggregate principal amount of offering $337,500,000.00

9.       Purchase price (net of fees and expenses) $18.00

10.      Date offering commenced May 7, 2008

11.      Offering price at close of first day on which any sales were made
         $18.00

12.      Commission, spread or profit $.729/Share

13.      Have the following conditions been satisfied?


     a.  The securities are:                                                            Yes      No
                                                                                        ---      --
                  Part of an issue registered under the Securities
                  Act of 1933 that is being offered to the public;                      [X]      [ ]

                  Eligible Municipal Securities;                                        [ ]      [ ]

                  Sold in an Eligible Foreign Offering; or                              [ ]      [ ]

                  Sold in an Eligible Rule 144A offering?                               [ ]      [ ]

       (See Appendix A to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)

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
                                                                                        Yes      No
                                                                                        ---      --
b.        (1)     The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the
                  issuer); OR                                                           [X]      [ ]


              (2) If the securities to be purchased were offered for
                  subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on
                  which the rights offering terminates?                                 [ ]      [ ]

     c.  The underwriting was a firm commitment underwriting?                           [X]      [ ]

     d.   The commission, spread, or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see attachment for comparison of spread with
          comparable recent offerings)?                                                 [X]      [ ]

     e.   The issuer of the securities, except for Eligible Municipal
          Securities, and its predecessors have been in continuous operation for
          not less than three years?                                                    [X]      [ ]

     f.       (1) The amount of the securities, other than those sold in an
              Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not exceed 25% of
              the principal amount of the offering; OR                                  [X]      [ ]

         (2)  If the securities purchased were sold in an Eligible Rule 144A
              Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

              (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified
                  institutional buyers, as defined in Rule 144A(a)(1), plus             [ ]      [ ]

              (ii)The principal amount of the offering of such class in any
                  concurrent public offering?                                           [ ]      [ ]

     g.    (1)  No affiliated underwriter of the Fund was a direct or indirect
              participant in or beneficiary of the sale; OR                             [X]      [ ]

                                                                                        Yes      No
                                                                                        ---      --
          (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise
              allocated to the account of an affiliated underwriter?                    [ ]      [ ]


     h.  Information has or will be timely supplied to the appropriate officer of the Fund for inclusion on SEC Form N-SAR and quarterly reports to
         the Directors?                                                                 [X]      [ ]


Date: July 7, 2008                 UBS Global Asset Management
(Americas) Inc.
                                   Subadviser Firm Name

                                   By: /s/ Thomas Shors
                                       ----------------------------------------
                                       Signature

                                   Thomas Shors, Associate Director, Compliance
                                   --------------------------------------------
                                   Name and Title